EXHIBIT 1

                            ECI Telecom Ltd.
                          Interim Consolidated
                          Financial Statements
                               (Unaudited)
                          As of March 31, 2005

                                                                ECI Telecom Ltd.

Consolidated Financial Statements as of March 31, 2005
--------------------------------------------------------------------------------

Contents

                                                                            Page

Consolidated Balance Sheets                                                   2

Consolidated Statements of Operations                                         4

Consolidated Statements of Comprehensive Income                               5

Consolidated Statements of Changes in Shareholders' Equity                    6

Consolidated Statements of Cash Flows                                         8

Condensed Notes to the Interim Consolidated Financial Statements             10

Consolidated Balance Sheets as of
--------------------------------------------------------------------------------

                                                            March 31           March 31         December 31
                                                                2005            (*)2004                2004
                                                      --------------     --------------      --------------
                                                         (Unaudited)        (Unaudited)           (Audited)
                                                      --------------     --------------      --------------
                                                      $ in thousands     $ in thousands      $ in thousands
                                                      --------------     --------------      --------------
Assets

Current assets
Cash and cash equivalents                                     45,910             97,411              74,182
Short-term investments                                        27,832             15,935              24,714
Receivables:
 Trade, net                                                  230,189            126,301             142,928
 Other                                                        15,960             15,258              23,441
Prepaid expenses                                               5,726              6,735               5,982
Work in progress                                               3,267              3,777               3,244
Inventories                                                  169,312            140,597             175,065
Assets - discontinued operations                                  --            111,584                  --
                                                             -------            -------             -------

Total current assets                                         498,196            517,598             449,556
                                                             -------            -------             -------

Long-term receivables and related deposits, net               10,467            102,808              89,975
                                                             -------            -------             -------

Long-term deposit and marketable securities                  119,073            102,177             119,359
                                                             -------            -------             -------

Assets held for severance benefits                            24,718             23,627              25,182
                                                             -------            -------             -------

Investments                                                   25,881             28,330              26,766
                                                             -------            -------             -------

Property, plant and equipment
Cost                                                         252,267            276,611             259,318
Less - Accumulated depreciation                              135,097            157,552             139,965
                                                             -------            -------             -------

                                                             117,170            119,059             119,353
                                                             -------            -------             -------

Software development costs, net                               14,627             16,102              14,435
                                                             -------            -------             -------

Goodwill                                                       1,039              1,039               1,039
                                                             -------            -------             -------

Other assets                                                   8,927              8,902               9,144
                                                             -------            -------             -------

                                                             -------            -------             -------

Total assets                                                 820,098            919,642             854,809
                                                             =======            =======             =======

/s/ Doron Inbar                             President, Chief Executive Officer
---------------------
Doron Inbar

/s/ Giora Bitan                             Executive Vice President,
---------------------
Giora Bitan                                 Chief Financial Officer

May 22, 2005

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                    March 31             March 31          December 31
                                                                        2005              (*)2004                 2004
                                                              --------------       --------------       --------------
                                                                 (Unaudited)          (Unaudited)            (Audited)
                                                              --------------       --------------       --------------
                                                              $ in thousands       $ in thousands       $ in thousands
                                                              --------------       --------------       --------------
Liabilities and shareholders' equity

Current liabilities
Current maturities of long-term debts                                     --               30,000               30,000
Trade payables                                                        58,964               63,085               68,364
Other payables and accrued liabilities                               132,636              102,585              149,648
Liabilities - discontinued operations                                     --               70,371                   --
                                                                     -------              -------              -------

Total current liabilities                                            191,600              266,041              248,012
                                                                     -------              -------              -------

Long-term liabilities

Banks loans                                                               --               22,500                   --
Other liabilities                                                         --                6,009                   --
Liability for employee severance benefits                             49,586               47,896               50,943
                                                                     -------              -------              -------

Total long-term liabilities                                           49,586               76,405               50,943
                                                                     -------              -------              -------

Total liabilities                                                    241,186              342,446              298,955
                                                                     -------              -------              -------

Minority Interest                                                      4,016                3,827                4,086
                                                                     -------              -------              -------

Shareholders' equity
Ordinary shares NIS 0.12 par value per share,
 Authorized 200,000,000 shares; Issued and outstanding
109,761,246 shares as at March 31, 2005,
108,243,972 as at March 31, 2004
 and 109,391,828 as at December 31, 2004                               6,207                6,168                6,198
Capital surplus                                                      642,770              664,676              642,222
Accumulated other comprehensive loss                                    (498)              (2,081)             (12,637)
Accumulated deficit                                                  (73,583)             (95,394)             (84,015)
                                                                     -------              -------              -------

Total shareholders' equity                                           574,896              573,369              551,768
                                                                     -------              -------              -------

                                                                     -------              -------              -------

Total liabilities and shareholders' equity                           820,098              919,642              854,809
                                                                     =======              =======              =======


(*)   Reclassified as a result of discontinued operation - See Note 6

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                       Three months ended                    Year ended
                                                               -----------------------------------       --------------
                                                                     March 31             March 31          December 31
                                                                         2005              (*)2004                 2004
                                                               --------------       --------------       --------------
                                                                  (Unaudited)          (Unaudited)            (Audited)
                                                               --------------       --------------       --------------
                                                               $ in thousands       $ in thousands       $ in thousands
                                                               --------------       --------------       --------------
Revenues                                                              145,446              107,510              496,712
Cost of revenues                                                       85,575               66,989              300,971
                                                                      -------              -------              -------

Gross profit                                                           59,871               40,521              195,741
Research and development costs, net                                    17,799               16,090               64,870
Selling and marketing expenses                                         21,380               17,860               78,423
General and administrative expenses                                    10,163                8,047               35,491
Restructuring expenses                                                     --                2,585                2,585
                                                                      -------              -------              -------

Operating income (loss)                                                10,529               (4,061)              14,372
Financial expenses                                                       (800)              (2,894)              (6,562)
Financial income                                                        1,680                2,802                9,169
Other income, net                                                         704                1,995                2,693
                                                                      -------              -------              -------

Income (loss) from continuing operations
 before taxes on income                                                12,113               (2,158)              19,672
Taxes on income                                                          (940)                (269)              (1,924)
                                                                      -------              -------              -------

Income (loss) from continuing operations
 after taxes on income                                                 11,173               (2,427)              17,748
Company's equity in results of investee companies, net                   (811)                (464)              (3,387)
Minority interest in results of subsidiary - net                           70                  (46)                (305)
                                                                      -------              -------              -------

Income (loss) from continuing operations                               10,432               (2,937)              14,056
Income (loss) from discontinued operation, net                             --                1,711               (3,903)
                                                                      -------              -------              -------

Income (loss) for the period                                           10,432               (1,226)              10,153
                                                                      =======              =======              =======

Loss per share in US$

Basic earnings (loss) per share:
Continuing operations                                                    0.10                (0.03)                0.13
Discounted operations                                                      --                 0.02                (0.04)
                                                                      -------              -------              -------
Net earnings (loss) per share                                            0.10                (0.01)                0.09
                                                                      =======              =======              =======
Weighted average number of shares outstanding used to
 compute basic earnings (loss) per share - in thousands               109,574              108,141              108,575
                                                                      =======              =======              =======

Diluted earnings (loss) per share:
Continued operations                                                     0.09                (0.03)                0.12
Discontinued operations                                                    --                 0.02                (0.03)
                                                                      -------              -------              -------
Net earnings (loss) per share                                            0.09                (0.01)                0.09
                                                                      =======              =======              =======
Weighted average number of shares outstanding used to
 compute basic earnings (loss) per share - in thousands               117,367              108,141              117,133
                                                                      =======              =======              =======

(*)   Reclassified as a result of discontinued operation - See Note 6.

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

Consolidated Statements of Comprehensive Income
--------------------------------------------------------------------------------

                                                                      Three months ended               Year ended
                                                            ----------------------------------     --------------
                                                                  March 31            March 31        December 31
                                                                      2005                2004               2004
                                                            --------------      --------------     --------------
                                                               (Unaudited)         (Unaudited)          (Audited)
                                                            --------------      --------------     --------------
                                                            $ in thousands      $ in thousands     $ in thousands
                                                            --------------      --------------     --------------
Net income (loss) for the period                                    10,432             (1,226)             10,153

Other comprehensive income (loss):

Changes in the fair value of financial instruments                  12,226              4,594              (8,303)
Realization of gain on available for sale securities                    --             (1,282)             (1,282)
Unrealized holding gain (loss) on available for sale
 securities arising during the period, net                             (87)                --               2,341
                                                                    ------              -----              ------

Total other comprehensive income (loss)                             12,139              3,312              (7,244)
                                                                    ------              -----              ------

Comprehensive income                                                22,571              2,086               2,909
                                                                    ======              =====               =====

The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Consolidated Statements of Changes in Shareholders' Equity
--------------------------------------------------------------------------------

                                                                                                  Accumulated
                                                                   Number                               other
                                                                       of     Share   Capital   comprehensive   Accumulated
                                                                   shares   capital   surplus   income (loss)       deficit
                                                              -----------   -------   -------   -------------   -----------
                                                                           $ in thousands except share amounts
                                                              --------------------------------------------------------------
Balance at January 1, 2005 (audited)                          109,391,828     6,198   642,222         (12,637)      (84,015)
Unaudited

Net income for the three months ended March 31, 2005                   --        --        --              --        10,432
Employee stock options exercised and paid, net                    368,031         9       497              --            --
Share issuance                                                      1,387        --        10              --            --
Amortization of deferred compensation expenses                         --        --        41              --            --
Net unrealized loss on available for sale securities                   --        --        --             (87)           --
Changes in the fair value of financial instruments                     --        --        --          12,226            --
                                                              -----------     -----   -------         -------       -------

Balance at March 31, 2005 (unaudited)                         109,761,246     6,207   642,770            (498)      (73,583)
                                                              ===========     =====   =======         =======       =======

Balance at January 1, 2004 (audited)                          108,038,063     6,163   662,903          (5,393)      (94,168)
Unaudited

Net loss for the three months ended March 31, 2004                     --        --        --              --        (1,226)
Employee stock options exercised and paid, net                    205,909         5       565              --            --
Amortization of deferred compensation expenses                         --        --     1,208              --            --
Realization of gain on available for sale securities                   --        --        --          (1,282)           --
Changes in the fair value of financial instruments                     --        --        --           4,594            --
                                                              -----------     -----   -------         -------       -------

Balance at March 31, 2004 (unaudited)                         108,243,972     6,168   664,676          (2,081)      (95,394)
                                                              ===========     =====   =======         =======       =======

                                                                      Total
                                                              shareholders'
                                                                     equity
                                                              -------------
                                                  $ in thousands except share amounts
                                                              -------------
Balance at January 1, 2005 (audited)                                551,768
Unaudited

Net income for the three months ended March 31, 2005                 10,432
Employee stock options exercised and paid, net                          506
Share issuance                                                           10
Amortization of deferred compensation expenses                           41
Net unrealized loss on available for sale securities                    (87)
Changes in the fair value of financial instruments                   12,226
                                                                    -------

Balance at March 31, 2005 (unaudited)                               574,896
                                                                    =======

Balance at January 1, 2004 (audited)                                569,505
Unaudited

Net loss for the three months ended March 31, 2004                   (1,226)
Employee stock options exercised and paid, net                          570
Amortization of deferred compensation expenses                        1,208
Realization of gain on available for sale securities                 (1,282)
Changes in the fair value of financial instruments                    4,594
                                                                    -------

Balance at March 31, 2004 (unaudited)                               573,369
                                                                    =======

The accompanying notes are an integral part of these interim financial statements.

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                                                  Accumulated
                                                                   Number                               other
                                                                       of     Share   Capital   comprehensive   Accumulated
                                                                   shares   capital   surplus   income (loss)       deficit
                                                              -----------   -------   -------   -------------   -----------
                                                                           $ in thousands except share amounts
                                                              --------------------------------------------------------------
Balance at January 1, 2004 (audited)                          108,038,063     6,163   662,903          (5,393)      (94,168)

Unaudited

Net income for the year ended December 31, 2004                        --        --        --              --        10,153
Employee stock options exercised and paid, net                  1,353,765        35     2,445              --            --
Amortization of deferred compensation expenses                         --        --     1,650              --            --
Net unrealized gain on available for sale securities                   --        --        --           2,341            --
Realization of gain on available for sale securities                   --        --        --          (1,282)           --
Changes in the fair value of financial instruments                     --        --        --          (8,303)           --
Distribution of shares of a subsidiary as dividend in kind             --        --   (24,776)             --            --
                                                              -----------     -----   -------         -------       -------

Balance at December 31, 2004 (unaudited)                      109,391,828     6,198   642,222         (12,637)      (84,015)
                                                              ===========     =====   =======         =======       =======

                                                                      Total
                                                              shareholders'
                                                                     equity
                                                              -------------
                                                     $ in thousands except share amounts
                                                              -------------
Balance at January 1, 2004 (audited)                                569,505

Unaudited

Net income for the year ended December 31, 2004                      10,153
Employee stock options exercised and paid, net                        2,480
Amortization of deferred compensation expenses                        1,650
Net unrealized gain on available for sale securities                  2,341
Realization of gain on available for sale securities                 (1,282)
Changes in the fair value of financial instruments                   (8,303)
Distribution of shares of a subsidiary as dividend in kind          (24,776)
                                                                    -------

Balance at December 31, 2004 (unaudited)                            551,768
                                                                    =======

                                                                ECI Telecom Ltd.

Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                         Three months ended          Year ended
                                                                 ------------------------------  --------------
                                                                       March 31       March 31      December 31
                                                                           2005        (*)2004             2004
                                                                 --------------  --------------  --------------
                                                                    (Unaudited)     (Unaudited)       (Audited)
                                                                 --------------  --------------  --------------
                                                                 $ in thousands  $ in thousands  $ in thousands
                                                                 --------------  --------------  --------------
Cash flows for operating activities
Income (loss) for the period                                             10,432          (1,226)         10,153

Adjustments to reconcile income (loss) to cash provided
 by operating activities:
Depreciation and amortization                                             9,881           9,736          35,356
Amortization of deferred compensation                                        41           1,208           1,650
Gain on sale of property and equipment                                     (244)           (248)           (735)
Capital losses (gains), net                                              (2,276)            145           3,950
Other - net                                                                 776             325            (468)
Company's equity in results of investee companies                           811             464           3,387
Minority interest in net results of subsidiaries                            (70)             46             305
Loss (gain) from marketable securities                                      428            (608)            987
Decrease (increase) in trade receivables (including non-current
 maturities of bank deposits and trade receivables)                      (7,752)         14,335          10,741
Decrease (increase) in other receivables                                  7,603           4,005          (8,806)
Decrease (increase) in prepaid expenses                                     256          (1,480)           (727)
Decrease (increase) in work in progress                                     (23)           (454)             79
Decrease (increase) in inventories                                        5,753         (23,714)        (58,182)
Changes in net balance of discontinued operations                            --          (1,064)            870
Increase (decrease) in trade payable                                     (9,400)         12,081          17,360
Increase (decrease) in other payables and accrued liabilities            (4,786)          2,123          41,443
Decrease in other long-term liabilities                                      --              (6)         (5,015)
Decrease in liability for employee severance benefits                    (1,357)         (2,762)           (715)
                                                                         ------         -------         -------
Net cash provided by operating activities                                10,073          12,906          51,633
                                                                         ------         -------         -------

Cash flows for investing activities
Investments in deposits, net                                             (2,420)            636           2,681
Software development costs capitalized                                   (2,494)         (3,092)        (11,151)
Investment in property, plant and equipment                              (5,543)         (6,666)        (23,937)
Proceeds from sale of property, plant and equipment                         391             455           1,487
Proceeds from realization of an investee company                          2,350              --              --
Acquisition of investee companies                                            --              --          (1,212)
Long-term loans granted                                                      --              --          (6,000)
Investment in marketable securities, net                                 (1,202)        (26,778)        (43,075)
Changes in assets held for severance benefits                               367             804            (751)
Repayment of convertible notes                                               --              --           5,400
Disposition of a consolidated subsidiary as dividend in kind (A)             --              --              --
                                                                         ------         -------         -------

Net cash used in investing activities                                    (8,551)        (34,641)        (76,558)
                                                                         ------         -------         -------

The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

--------------------------------------------------------------------------------

                                                                         Three months ended          Year ended
                                                                 ------------------------------  --------------
                                                                       March 31       March 31      December 31
                                                                           2005        (*)2004             2004
                                                                 --------------  --------------  --------------
                                                                    (Unaudited)     (Unaudited)       (Audited)
                                                                 --------------  --------------  --------------
                                                                 $ in thousands  $ in thousands  $ in thousands
                                                                 --------------  --------------  --------------
Cash flows from financing activities
Repayment of loans from banks                                           (30,000)        (22,500)        (30,000)
Exercise of stock options                                                   506             570           2,480
Share issuance                                                               10              --              --
Decrease in short-term credit, net                                           --          15,000              --
                                                                         ------         -------         -------

Net cash used in financing activities                                   (29,484)         (6,930)        (27,520)
                                                                         ------         -------         -------

Effect of change in exchange rate on cash                                  (310)           (335)            216
                                                                         ------         -------         -------

Changes in cash and cash equivalents                                    (28,272)        (29,000)        (52,229)
Cash and cash equivalents at beginning of period                         74,182         126,411         126,411
                                                                         ------         -------         -------

Cash and cash equivalents at end of period                               45,910          97,411          74,182
                                                                         ======         =======         =======


A. Disposition of a consolidated subsidiary as dividend in kind:

Assets - discontinued operations                                              -               -          96,454
Liabilities - discontinued operations                                         -               -         (57,175)
Investments in investee company                                               -               -         (10,822)
Capital surplus                                                               -               -         (24,776)
Loss from disposition                                                         -               -          (3,681)
                                                                         ------         -------         -------

                                                                              -               -               -
                                                                         ======         =======         =======

(*)   Reclassified as a result of discontinued operation - See Note 6

The accompanying notes are an integral part of the financial statements.

                                                                ECI Telecom Ltd.

Condensed Notes to the Interim Consolidated Financial Statements
--------------------------------------------------------------------------------

Note 1 - General

      The interim financial statements are prepared in a condensed format, as of March 31, 2005 and for the three-month period then ended. The interim consolidated financial statements should be read in conjunction with Company's annual consolidated financial statements as of December 31, 2004 and the accompanying notes thereto.

Note 2 - Significant Accounting Policies

      A. The accounting policies applied in the preparation of these interim consolidated financial statements are identical with those applied in the preparation of the latest annual consolidated financial statements.

      B. The interim consolidated financial statements are prepared in accordance with accounting principles for preparation of financial statements for interim periods.

      C. Certain amounts in prior years' financial statements have been reclassified to conform to the current year's presentation.

      D. The interim consolidated financial statements have been prepared in accordance with US GAAP on the basis of historical cost convention and denominated in U.S. dollars.

Note 3 - Inventory

      Consist of the following:

                                                    March 31        December 31
                                                        2005               2004
                                              --------------     --------------
                                              $ in thousands     $ in thousands
                                              --------------     --------------

      Raw materials and components                    60,702            58,050
      Work in process                                 11,805            13,706
      Finished products                               96,805           103,309
                                                     -------           -------

                                                     169,312           175,065
                                                     =======           =======

Note 4 - Shareholders' Equity

      1.    Share incentive and stock option plan

      A.    Stock options under the ECI Plans are as follows:

                                                                       Three months
                                                                              ended            Year ended
                                                                   ----------------      ----------------
                                                                           March 31           December 31
                                                                               2005                  2004
                                                                   ----------------      ----------------
                                                                   Number of shares      Number of shares
                                                                   ----------------      ----------------
      Total number authorized at beginning of period                     29,760,700            29,760,700
      Options unexercised at beginning of period                        (19,439,184)          (19,067,545)
      Exercised till beginning of period                                 (3,483,565)           (2,129,800)
      Granted during period                                                      --            (4,154,481)
      Cancelled during period                                               194,047             2,429,077
                                                                         ----------            ----------

      Authorized for future grant at end of period                        7,031,998             6,837,951
                                                                         ==========            ==========

      Exercised during the period *                                         368,031             1,353,765
                                                                         ==========            ==========

      * Average price of options exercised during period (in US$)              1.37                  1.83
                                                                         ==========            ==========

      Options unexercised at end of period                               18,877,106            19,439,184
                                                                         ==========            ==========

      Options may be exercised as follows (1):
      First year or thereafter                                           16,781,190            16,840,697
      Second year or thereafter                                           1,174,729             1,328,180
      Third year or thereafter                                              921,187             1,270,307
                                                                         ----------            ----------

                                                                         18,877,106            19,439,184
                                                                         ==========            ==========

      B. To be paid in NIS based on the rate of exchange of the dollar on the date of payment as follows:

                                                  March 31           December 31
                                                      2005                  2004
                                          ----------------      ----------------
            Dollars per Share             Number of shares      Number of shares
                                          ----------------      ----------------

            Zero                                2,319,376             2,518,982
            1.26 - 3.04                         2,138,808             2,213,569
            3.11                                4,599,841             4,673,266
            3.12 - 8.13                         3,938,141             4,102,460
            13.76 - 20.76                         748,624               748,991
            23.76 - 26.14                         176,500               176,500
            26.42                               3,029,856             3,075,356
            27.27 - 29.29                       1,291,510             1,295,610
            29.76 - 39.76                         634,450               634,450
                                               ----------            ----------

                                               18,877,106            19,439,184
                                               ==========            ==========

      2.    Fair value method

      A. In October 1995 the Financial Accounting Standards Board (FASB) issued SFAS 123 "Accounting for Stock-based Compensation" which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option.

            As required by SFAS 123, the Company has determined the weighted average fair value per option of stock-based arrangements grants during the year 2004 and the first quarter of 2004 to be $ 3.4 and $ 2.96, respectively. The fair values of stock based compensation awards granted were estimated using the "Black - Scholes" option pricing model with the following assumptions.

                                                     Option       Expected         Risk free
                                                       term     volatility     interest rate
                                                    -------     ----------     -------------

            Period of grant                            Term     Volatility     Interest rate
                                                    -------     ----------     -------------
            Three months ended March 31, 2005           --             --                --
            Three months ended March 31, 2004            5           68.8               1.0%
            Year ended December 31, 2004                 5             72               2.0%

      B. Had the compensation expenses for stock options granted under the Company's stock option plans been determined based on fair value at the grant dates consistent with the method of SFAS 123, the Company's net income (loss) and net income (loss) per share would have been as follows:

                                                                                 Three months ended                 Year ended
                                                                     ------------------------------------       --------------
                                                                           March 31              March 31          December 31
                                                                               2005                  2004                 2004
                                                                     --------------        --------------       --------------
                                                                        (Unaudited)           (Unaudited)            (Audited)
                                                                     --------------        --------------       --------------
                                                                     $ in thousands        $ in thousands       $ in thousands
                                                                     --------------        --------------       --------------

            Net income (loss) as reported                                    10,432               (1,226)               10,153
            Add:
             Stock based employee compensation
              expenses included in reported net income
              (loss), net of related tax effects                                 41                1,208                 1,650

            Deduct:
             Total stock-based employee compensation expenses
              determined under fair value-
              based method for all awards,
              net of related
              tax effects                                                    (2,008)              (2,022)              (10,072)
                                                                             ------               ------               -------

            Pro forma net income (loss)                                       7,665               (2,040)                1,731
                                                                             ======               ======               =======

            Basic earnings (loss) per share ($)

            As reported                                                         0.10               (0.01)                 0.09
            Pro forma                                                           0.08               (0.02)                 0.02

            Diluted earnings (loss) per share ($)

            As reported                                                         0.09               (0.01)                 0.09
            Pro forma                                                           0.07               (0.02)                 0.01

Note 5 - Material Events in the Current Period

      A. In January 2005, the Company was named as a defendant in a purported class action complaint filed in the United States against ECtel, certain officers and directors of ECtel, and ECI. The complaint alleges violations of U.S. Federal Securities laws by ECtel and breach of fiduciary duties by the individual defendants, in connection with disclosure of ECtel's financial results between April 2001 and April 2003. It also alleges that ECI was the controlling shareholder of ECtel during this period and, as such, influenced and controlled the purported actions by its subsidiary. Damages claimed by the plaintiff have not yet been quantified.

            ECI believes that the allegations made in the complaint with respect to it are without merit.

      B. In February 2005, the Company has entered into a preliminary agreement to sell the long-term receivables from GVT to ABN Amro
            Bank for the sum of approximately $96 million in cash, plus potentially a further amount of approximately $3.3 million based on certain contingencies. The sale was subject to certain conditions and corporate approvals, including that of the Company's shareholders.

            In April 2005, the Company received the approvals for the sale and the conditions were met. As a result, the transaction closed in April 2005, resulting in a net gain of $10.4 million (excluding the contingent amount), which will be recognized during the second quarter of 2005. In addition, as of March 31, 2005, GVT's debt was reclassified to short-term trade receivables.

Note 6 - Discontinued Operations

      During 2003, ECtel's Board of Directors decided on a plan to sell the operations of the Government Surveillance business of ECtel, which provided telecommunication monitoring needs to government agencies.

      In February 2004, ECtel signed a definitive agreement to sell the Government Surveillance business to Verint Systems Inc. for $35 million in cash. According to the terms of the transaction, ECtel transferred to Verint various assets and liabilities relating to its Government Surveillance business and undertook certain commitments to Verint. ECtel recorded during the first quarter of 2004 in respect of this transaction a gain of $24.2 million.

      On March 9, 2004, the Board of Directors of ECI decided, in principle, that ECI would distribute 7.6 million of its shares in ECtel Ltd. to ECI's shareholders. On April 28, 2004, after the Company obtained court approval and the consent of its banks, the Board of Directors declared a distribution of 7.6 million shares of ECtel to the Company's shareholders of record on May 5, 2004. The shares were distributed on May 10, 2004. Before distribution, ECI held approximately 10.5 million, or 58%, of ECtel's shares. After distribution of the shares, ECI holds approximately 16% of ECtel's outstanding shares.

      Accordingly,   the  results  of  ECtel  for  all  periods   reported  were
      reclassified to one line in the statement of operations following the income (loss) from continuing operations.

      The assets and liabilities of ECtel as at March 31, 2004 were reclassified in the Company's balance sheets as assets from discontinued operations and liabilities from discontinued operations, respectively.

      Set  forth  below  is  detail  of  the  assets  and   liabilities  of  the
      discontinued activities on March 31, 2005:

                                                                      March 31             March 31           December 31
                                                                          2005                 2004                  2004
                                                                --------------       --------------        --------------
                                                                   (Unaudited)          (Unaudited)             (Audited)
                                                                --------------       --------------        --------------
                                                                $ in thousands       $ in thousands        $ in thousands
                                                                --------------       --------------        --------------
      Assets relating to discontinued segment
      Cash and cash equivalents                                           --                47,982                   --
      Short-term investments                                              --                 8,600                   --
      Trade and other receivables                                         --                28,374                   --
      Prepaid expenses                                                    --                   639                   --
      Inventory                                                           --                 5,210                   --
      Long-term deposits and marketable securities                        --                 5,559                   --
      Property, plant and equipment                                       --                 4,230                   --
      Goodwill and other intangible assets, net                           --                10,990                   --
                                                                --------------       --------------        --------------

                                                                          --               111,584                   --
                                                                ==============       ==============        ==============

                                                                      March 31             March 31           December 31
                                                                          2005                 2004                  2004
                                                                --------------       --------------        --------------
                                                                   (Unaudited)          (Unaudited)             (Audited)
                                                                --------------       --------------        --------------
                                                                $ in thousands       $ in thousands        $ in thousands
                                                                --------------       --------------        --------------
      Liabilities relating to discontinued segment
      and discontinued operations

      Trade payables                                                      --                 4,211                   --
      Other payables and accrued liabilities                              --                28,002                   --
      Liabilities for employee severance benefit, net                     --                   277                   --
      Minority interests                                                  --                37,881                   --
                                                                --------------       --------------        --------------

                                                                          --                70,371                   --
                                                                ==============       ==============        ==============

      Set forth below are the results of operations of the discontinued segment

                                                                           Three months ended                  Year ended
                                                                   --------------------------------           -----------
                                                                      March 31             March 31           December 31
                                                                          2005                 2004                  2004
                                                                   -----------          -----------           -----------
                                                                   (Unaudited)          (Unaudited)             (Audited)
                                                                   -----------          -----------           -----------
                                                                   $ thousands          $ thousands           $ thousands
                                                                   -----------          -----------           -----------
      Revenues                                                             --                3,370                 3,948
      Expenses                                                             --               (1,659)             * (7,851)
                                                                   -----------          -----------           -----------

      Net results                                                          --                1,711                (3,903)
                                                                   ===========          ===========           ===========

      (*) Including loss from disposition for the year ended December 31, 2004 in the amount of $ 3,681 thousand.

Note 7 - Segment Reports

      1.    Segment activities disclosure:

            Segment information is presented in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard is based on a management approach, which requires segmentation based upon the Company's internal organization and internal financial reports to the management. The Company's internal financial reporting systems present various data for management to run the business, including profit and loss statements (P&L).

      2.    Operational segment disclosure:

            The following financial information is the information that management uses for analyzing the business results. The figures are presented on a consolidated basis and reflect the presentation to the management.

                                                        Three months ended March 31, 2005 (Unaudited)
                                          ------------------------------------------------------------------------------
                                                 Optical             Broadband
                                                Networks                Access                Other         Consolidated
                                          --------------        --------------       --------------       --------------
                                          $ in thousands        $ in thousands       $ in thousands       $ in thousands
                                          --------------        --------------       --------------       --------------
            Revenues                              76,507               62,631                6,308               145,446
                                          ==============        ==============       ==============       ==============

            Operating expenses (*)                71,585               54,106                9,226               134,917
                                          --------------        --------------       --------------       --------------

            Operating income (loss)                4,922                8,525               (2,918)               10,529
                                          ==============        ==============       ==============       ==============

                                                       Three months ended March 31, 2004 (Unaudited)
                                          ------------------------------------------------------------------------------
                                                 Optical             Broadband
                                                Networks                Access                Other         Consolidated
                                          --------------        --------------       --------------       --------------
                                          $ in thousands        $ in thousands       $ in thousands       $ in thousands
                                          --------------        --------------       --------------       --------------
            Revenues                             52,206               47,705                 7,599              107,510
                                          ==============        ==============       ==============       ==============

            Operating expenses (*)               55,224               44,380                 9,382              108,986
            Restructuring expenses                   --                   --                 2,585                2,585
                                          --------------        --------------       --------------       --------------

            Operating income (loss)              (3,018)               3,325                (4,368)              (4,061)
                                          ==============        ==============       ==============       ==============

                                                           Year ended December 31, 2004 (Audited)
                                          ------------------------------------------------------------------------------
                                                 Optical             Broadband
                                                Networks                Access                Other         Consolidated
                                          --------------        --------------       --------------       --------------
                                          $ in thousands        $ in thousands       $ in thousands       $ in thousands
                                          --------------        --------------       --------------       --------------
            Revenues                            254,058               212,939               29,715              496,712
                                          ==============        ==============       ==============       ==============

            Operating expenses (*)              250,964               188,336               40,455              479,755
            Restructuring expenses                   --                    --                2,585                2,585
                                          --------------        --------------       --------------       --------------

            Operating income (loss)               3,094                24,603              (13,325)              14,372
                                          ==============        ==============       ==============       ==============

      (*) Includes cost of sales, research and development costs, selling and marketing expenses, general and administrative expenses.

Note 8 - Relevant Recently Enacted Accounting Standards

      In December 2004, the FASB issued SFAS No. 123 (Revision 2004), "Share-Based Payment", (SFAS No. 123R), that addresses the accounting for share-based payment transactions in which employee services are received in exchange for either equity instruments of the Company, liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees". Instead, SFAS No. 123R requires that such transactions be accounted for using a fair-value-based method and that compensation expense be recognized in the statement of operations rather than disclosing the pro forma impact of the stock based compensation as the Company currently discloses in Note 4(2).

      SFAS No. 123R provides two alternative adoption methods. The first method is a modified prospective transition method whereby a company would recognize share-based employee costs from the beginning of the fiscal period in which the recognition provisions are first applied as if the fair-value-based accounting method had been used to account for all employee awards granted, modified, or settled after the effective date and to any awards that were not fully vested as of the effective date. Measurement and attribution of compensation cost for awards that are unvested as of the effective date of SFAS No. 123R would be based on the same estimate of the grant-date fair value and the same attribution method used previously under SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). The second adoption method is a modified retrospective transition method whereby a company would recognize employee compensation cost for periods presented prior to the adoption of SFAS No. 123R in accordance with the original provisions of SFAS No. 123; that is, an entity would recognize employee compensation costs in the amounts reported in the pro forma disclosures provided in accordance with SFAS No.
      123. A company would not be permitted to make any changes to those amounts upon adoption of SFAS No. 123R unless those changes represent a correction of an error.

      The provisions of SFAS No. 123R are effective for annual periods beginning after June 15, 2005. This Standard will be effective for the Company as of January 1, 2006. The Company has not yet determined which methodology it will adopt and, at this stage, cannot evaluate the potential impact of the adoption of SFAS No. 123R on its financial position or results of operation because this impact depends on the number of options that will be granted in the future.

Note 9 - Subsequent Events

      On May 15, the Company signed a definitive agreement to acquire 100% of Laurel Networks Inc., an innovative provider of Next-Generation IP/MPLS Multi-Service Edge Routers. Under the terms of the agreement, ECI will pay $88 million in cash for Laurel. The transaction is subject to several standard closing conditions and is expected to close within a few weeks. The results of Laurel Networks will be incorporated in the Company's financial statements starting in the second quarter of 2005 as of the closing date.